TIFF INVESTMENT PROGRAM, INC.
Form N-SAR for the period
 ending June 30, 1997
File Number 811-8234





This report is signed on behalf of the
Registrant in the City of New York and
the State of New York on the 29th day of August, 1997


TIFF INVESTMENT PROGRAM, INC.




	By: /s/ William E. Vastardis

	William E. Vastardis

	Treasurer




Witness: /s/ Eric P. Nachimovsky
	   Eric P. Nachimovsky